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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY

Name of Subsidiary                                    Place of Incorporation
------------------                                    -----------------------
PECO Financial, Inc.                                           Ohio

Apex Telecommunications                                    New Hampshire
Manufacturing, Inc.(1)

PECO II International, Inc.                                  Barbados

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(1)  Wholly owned subsidiary of PECO Financial, Inc.